Exhibit 99.1
Calumet Reports Second Quarter 2026 Results
•Second Quarter 2026 net loss of $(95.9) million, or basic earnings per common share of $(1.09), driven by non-cash RINs and other mark-to-market items
•Second Quarter 2026 Adjusted EBITDA with Tax Attributes of $175.2 million
•Montana Renewables completes first phase of MaxSAF® 150 expansion; now capturing robust renewable margins

•Accelerated deleveraging continues with $115 million of debt retirement in July

•Integrated specialties platform, favorable margin environment, and strong operational execution drive exceptional Specialty Products & Solutions results
INDIANAPOLIS — (PR NEWSWIRE) — August 7, 2026 — Calumet, Inc. (NASDAQ: CLMT) (the “Company,” “Calumet,” “we,” “our” or “us”) today reported its results for the second quarter ended June 30, 2026, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In millions, except share data)
Net income (loss)	$(95.9)	$(147.9)	$(412.9)	$(309.9)
Basic earnings per common share	$(1.09)	$(1.70)	$(4.73)	$(3.58)
Adjusted EBITDA	$159.3	$55.1	$186.9	$93.2
Adjusted EBITDA with Tax Attributes	$175.2	$76.5	$225.3	$131.5

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2026	2025	2026	2025	2026	2025
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$31.8	$(14.9)	$16.9	$22.1	$(30.4)	$(50.8)
Adjusted gross profit (loss)	$195.6	$75.6	$16.1	$22.3	$19.5	$(2.0)
Adjusted EBITDA	$161.7	$66.8	$6.3	$13.5	$10.7	$(5.1)
Adjusted EBITDA with Tax Attributes	$161.7	$66.8	$6.3	$13.5	$26.6	$16.3
Gross profit (loss) per barrel	$5.25	$(2.74)	$85.47	$138.99	$(17.67)	$(20.78)
Adjusted gross profit (loss) per barrel	$32.25	$13.81	$81.42	$140.25	$11.36	$(0.82)

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	2026	2025
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$(31.1)	$(48.9)	$38.0	$44.3	$(76.0)	$(120.4)
Adjusted gross profit (loss)	$254.9	$140.5	$38.1	$46.5	$13.0	$(10.2)
Adjusted EBITDA	$206.0	$123.1	$18.9	$29.3	$(1.7)	$(18.7)
Adjusted EBITDA with Tax Attributes	$206.0	$123.1	$18.9	$29.3	$36.7	$19.6
Gross profit (loss) per barrel	$(2.60)	$(4.51)	$104.24	$141.53	$(21.66)	$(26.07)
Adjusted gross profit (loss) per barrel	$21.36	$12.95	$104.51	$148.56	$3.65	$(2.21)

“Calumet continues to execute against every element of our multi-dimensional strategy," said Todd Borgmann, CEO. "Our integrated specialties platform delivered exceptional results in a strong margin environment, supporting $115 million of debt retirement in July. Further, Montana Renewables completed the first stage of our MaxSAF® 150 expansion and is advancing toward a faster, highly capital-efficient next stage expansion. Combined, our operating momentum and favorable outlook position us to simultaneously accelerate deleveraging and advance our growth strategies across both businesses."

Net loss in the second quarter of 2026 was significantly impacted by the following non-cash items: (1) an unrealized gain of $9.0 million for derivatives and (2) non-cash RINs related expense of $163.6 million.
Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $161.7 million during the second quarter 2026 compared to Adjusted EBITDA of $66.8 million for the same quarter a year ago. The second quarter 2026 Adjusted EBITDA results for SPS reflect a constructive market, underpinned by a global shortage in specialty products; strong production, and excellent commercial execution.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $6.3 million during the second quarter 2026 versus Adjusted EBITDA of $13.5 million in the second quarter of 2025. Second quarter 2026 results reflected strong volumes and record quarterly sales of TruFuel®, partially offset by compressed margins as price increases were implemented during the quarter after a normal price lag, and feedstock costs escalated immediately with $7.3 million of LIFO impact to the segment.

Montana/Renewables (MR): The MR segment reported $26.6 million of Adjusted EBITDA with Tax Attributes during the second quarter 2026 compared to Adjusted EBITDA with Tax Attributes of $16.3 million in the prior year period. Our renewables business began its planned turnaround and MaxSAF® 150 expansion in March that lasted through April before restarting operations in early May with a strong renewables margin environment.
In addition, total corporate costs represent $(19.4) million of Adjusted EBITDA for the second quarter 2026. This compares to $(20.1) million of Adjusted EBITDA in the second quarter 2025.
Continued Debt Reduction

On July 15, 2026, the Company's wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the "Partnership") and Calumet Finance Corp. (together with the Partnership, the "Issuers"), redeemed all of the outstanding $100 million 9.75% Senior Notes due 2028 that were originally issued in January 2025 (the "2028 Mirror Notes"), at a cash redemption price of 102.438% of the principal amount, plus accrued and unpaid interest up to but not including the redemption date.

In addition, on July 31, 2026, we fully repaid and terminated the Montana terminal asset financing arrangement for cash consideration of $15.5 million. The Company remains focused on strong operations and continued use of cash from operations to pay down debt in future periods.

Operations Summary
The following table sets forth information about the Company’s continuing operations after giving effect to the elimination of all intercompany activity. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In bpd)
Total sales volume (1)	87,722	88,766	87,377	87,165
Facility production:
Specialty Products and Solutions:
Lubricating oils	13,318	11,939	12,827	11,655
Solvents	7,637	7,973	7,444	7,752
Waxes	1,559	1,325	1,489	1,234
Fuels, asphalt and other by-products	40,389	34,467	37,522	34,459
Total Specialty Products and Solutions	62,903	55,704	59,282	55,100
Montana/Renewables:
Fuels, asphalt and other by-products	11,113	10,501	11,200	10,434
Renewable fuels	7,011	12,044	7,430	10,994
Total Montana/Renewables	18,124	22,545	18,630	21,428

Performance Brands	2,164	1,663	1,945	1,641

Total facility production	83,191	79,912	79,857	78,169
________________________________________________________
(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil and other finished products to third-party customers. Total sales volume includes the sale of purchased blendstocks.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on August 7, 2026, to discuss the financial and operational results for the second quarter of 2026. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on Calumet’s website at www.calumet.investorroom.com/events. Interested parties may also participate in the call by dialing 844-695-5524 (U.S.) or 1-412-317-0700 (International). A replay of the conference call will be available a few hours after the event on the investor relations section of Calumet’s website, under the events and presentations section and will remain available for at least 90 days.
About Calumet
Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our ability to monetize federal clean fuel production tax credits

(“CFPCs”) under Section 45Z of the Internal Revenue Code and the price we expect to receive for CFPCs, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); our ability to sell, and the prices received for, CFPCs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).
For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and our other filings with the SEC.
We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
We define Adjusted EBITDA with Tax Attributes for any period as Adjusted EBITDA plus the notional value of CFPCs, less the difference between the notional value of any CFPCs sold and the amount realized from such sales.
Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.
Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our each series of our 9.75% Senior Notes due 2028 (the “2028 Notes”), our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and our 9.75% Senior Notes due 2031 and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2028 Notes, 2029 Secured Notes and 2031 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, RINs incurrence expense, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In millions, except share and per share data)

Sales	$1,445.1	$1,026.6	$2,474.9	$2,020.5
Cost of sales	1,426.8	1,070.2	2,544.0	2,145.5
Gross profit (loss)	18.3	(43.6)	(69.1)	(125.0)
Operating costs and expenses:
Selling	13.5	12.2	25.8	24.5
General and administrative	39.4	41.1	105.4	53.2
Gain on sale of business	—	—	—	(62.2)
Other operating expense	5.4	4.1	11.0	9.2
Operating loss	(40.0)	(101.0)	(211.3)	(149.7)

Other income (expense):
Interest expense	(52.0)	(52.9)	(103.1)	(111.4)
Debt extinguishment costs	—	(0.1)	(1.7)	(47.7)
Gain (loss) on derivative instruments	(26.0)	4.3	(141.4)	(2.9)
Other income (expense)	0.9	2.0	2.5	2.4
Total other income (expense)	(77.1)	(46.7)	(243.7)	(159.6)
Net loss before income taxes	(117.1)	(147.7)	(455.0)	(309.3)
Income tax (benefit) expense	(21.2)	0.2	(42.1)	0.6
Net loss	$(95.9)	$(147.9)	$(412.9)	$(309.9)
Earnings per share:
Basic and diluted	$(1.09)	$(1.70)	$(4.73)	$(3.58)
Weighted average number of common shares outstanding:
Basic and diluted	87,586,284	86,797,123	87,292,705	86,613,896

CALUMET, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$109.8	$125.1
Restricted cash	40.0	80.0
Accounts receivable, less allowance for credit losses of $1.9 and $1.1, respectively	417.0	232.5
Inventories	421.0	385.2
Derivative assets	—	6.7
Prepaid expenses and other current assets	35.0	28.3
Total current assets	1,022.8	857.8
Property, plant and equipment, net	1,321.2	1,353.0
Other noncurrent assets, net	458.8	478.1
Total assets	$2,802.8	$2,688.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$372.1	$281.5
Accrued interest payable	55.0	46.1
Accrued salaries, wages and benefits	101.9	84.6
Current portion of RINs obligation	480.2	169.3
Derivative liabilities	64.9	—
Other current liabilities	109.2	103.0
Current portion of long-term debt	33.5	156.2
Total current liabilities	1,216.8	840.7
Other long-term liabilities	247.3	258.0
Long-term debt, less current portion	2,225.2	2,077.3
Total liabilities	$3,689.3	$3,176.0
Commitments and contingencies
Redeemable noncontrolling interest and other equity instruments	$250.6	$245.6
Stockholders' equity:
Common stock: par value $0.01 per share, 700,000,000 shares authorized, and 87,843,035 and 86,776,552 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	$0.9	$0.9
Additional paid-in capital	854.5	838.8
Warrants: 2,000,000 warrants issued and outstanding December 31, 2025	—	7.8
Accumulated deficit	(1,986.3)	(1,573.4)
Accumulated other comprehensive loss	(6.2)	(6.8)
Total stockholders' equity	(1,137.1)	(732.7)
Total liabilities and stockholders' equity	$2,802.8	$2,688.9

CALUMET, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2026	2025
Operating activities	(In millions)
Net loss	$(412.9)	$(309.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	67.6	73.7
Amortization of turnaround costs	19.2	20.8
Non-cash interest expense	23.9	18.0
Debt extinguishment costs	1.7	47.7
RINs expense	310.9	211.6
Unrealized (gain) loss on derivative instruments	93.7	(7.1)
Gain on sale of business	—	(62.3)
Equity based compensation	44.9	(17.0)
Lower of cost or market inventory adjustment	(21.8)	(2.0)
Other adjustments to reconcile net loss to cash flow from operating activities	(0.2)	3.6
Changes in assets and liabilities
Accounts receivable	(185.5)	(18.1)
Inventories	(14.0)	47.8
Prepaid expenses and other current assets	3.8	4.0
Turnaround costs	(18.5)	(8.5)
Other assets	(0.2)	5.4
Accounts payable	101.3	(48.2)
Accrued interest payable	6.2	2.3
Accrued salaries, wages and benefits	(13.6)	(1.4)
Other taxes payable	0.4	5.6
Other liabilities	(0.8)	2.9
Net cash provided by (used in) operating activities	6.1	(31.1)
Investing activities
Additions to property, plant and equipment	(51.5)	(31.2)
Proceeds from sale of business, net	—	95.4
Other	(1.5)	—
Net cash provided by (used in) investing activities	(53.0)	64.2
Financing activities
Proceeds from borrowings — revolving credit facility	846.8	1,357.7
Repayments of borrowings — revolving credit facility	(923.1)	(1,435.9)
Proceeds from borrowings — MRL revolving credit agreement	—	26.6
Repayments of borrowings — MRL revolving credit agreement	—	(26.7)
Proceeds from borrowings — senior notes	557.7	100.0
Repayments of borrowings — senior notes	(449.4)	(150)
Proceeds from inventory financing	188.2	174.7
Payments on inventory financing	(193.7)	(231.5)
Proceeds from DOE Loan	—	781.8
Proceeds from asset financing arrangements	—	40.0
Payments on asset financing arrangements	(15.4)	(10.8)
Repayments of borrowings - MRL Asset Financing Arrangements	—	(396.1)
Repayments of borrowings - MRL Term Loan Credit Agreement	—	(86.0)
Debt issuance costs, debt discounts and premiums	(12.9)	(24.9)
Payments on other financing obligations	(6.6)	(7.3)
Net cash provided by (used in) financing activities	(8.4)	111.6
Net increase (decrease) in cash, cash equivalents and restricted cash	(55.3)	144.7
Cash, cash equivalents and restricted cash at beginning of period	205.1	45.9
Cash, cash equivalents and restricted cash at end of period	$149.8	$190.6
Supplemental disclosure of cash flow information
Interest paid, net of capitalized interest	$70.3	$91.1
Capital expenditures included in accounts payable	$5.3	$24.1

CALUMET, INC.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA WITH TAX ATTRIBUTES
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)

Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes
Net income (loss)	$(95.9)	$(147.9)	$(412.9)	$(309.9)
Add:
Interest expense	52.0	52.9	103.1	111.4
Depreciation and amortization	34.8	36.7	67.8	73.8
Income tax (benefit) expense	(21.2)	0.2	(42.1)	0.6
EBITDA	$(30.3)	$(58.1)	$(284.1)	$(124.1)
Add:
LCM / LIFO (gain) loss	$4.4	$(1.9)	$(21.8)	$(2.0)
Unrealized (gain) loss on derivative instruments	(9.0)	(7.0)	93.7	(7.1)
Debt extinguishment costs	—	0.1	1.7	47.7
Amortization of turnaround costs	10.7	11.2	19.2	20.8
(Gain) loss on sale of business	—	—	—	(62.2)
RINs incurrence expense	48.0	15.3	79.5	45.7
RINs mark-to-market (gain) loss	115.6	79.1	231.5	165.9
Equity-based compensation and other items (1)	19.5	10.1	64.3	(3.4)
Other	0.2	4.2	0.6	7.4
Noncontrolling interest adjustments	0.2	2.1	2.3	4.5
Adjusted EBITDA	$159.3	$55.1	$186.9	$93.2
Tax attributes (2)	15.9	21.4	38.4	38.3
Adjusted EBITDA with Tax Attributes	$175.2	$76.5	$225.3	$131.5
_______________________________________________________
(1)For the three months ended June 30, 2026 and 2025, equity-based compensation and other includes $7.6 million and $7.6 million of non-cash equity based compensation expense, respectively, and $11.9 million and $2.7 million of expenses related to the supply and offtake agreement, respectively. For the six months ended June 30, 2026 and 2025, equity-based compensation and other includes $45.4 million and $(13.3) million of non-cash equity based compensation expense, respectively, and $18.9 million and $10.0 million of expenses related to the supply and offtake agreement, respectively.
(2)Tax attribute amounts reflect 100% of the notional value of CFPCs generated for each respective period presented less any discounts on the sale of CFPCs. The CFPCs can be realized by applying the credits to the Company’s federal income tax liability or sold in a secondary market at a discounted rate.

CALUMET, INC.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF MONTANA/RENEWABLES SEGMENT NET INCOME (LOSS)
TO SEGMENT ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA WITH TAX ATTRIBUTES
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Reconciliation of Montana/Renewables Segment Net income (loss) to Segment Adjusted EBITDA, and Segment Adjusted EBITDA with Tax Attributes
Net income (loss)	$(32.5)	$(74.9)	$(77.8)	$(228.3)
Add:
Depreciation and amortization	$26.2	$28.2	$48.0	$56.1
LCM / LIFO (gain) loss	(2.8)	(6.3)	(10.4)	(7.0)
Interest expense	14.5	15.1	28.7	33.4
Debt extinguishment costs	—	—	—	47.6
RINs incurrence expense	7.8	3.3	14.7	11.4
RINs mark-to-market (gain) loss	18.8	23.7	36.7	49.8
Equity-based compensation and other items	—	—	—	5.6
Other	—	3.7	0.6	8.2
Income tax (benefit) expense	(21.5)	—	(44.5)	—
Noncontrolling interest adjustments	0.2	2.1	2.3	4.5
Adjusted EBITDA	$10.7	$(5.1)	$(1.7)	$(18.7)
Tax attributes (1)	15.9	21.4	38.4	38.3
Adjusted EBITDA with Tax Attributes	$26.6	$16.3	$36.7	$19.6
_______________________________________________________
(1)Tax attribute amounts reflect 100% of the notional value of CFPCs generated for each respective period presented less any discounts on the sale of CFPCs. The CFPCs can be realized by applying the credits to the Company’s federal income tax liability or sold in a secondary market at a discounted rate.

CALUMET, INC.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT
(In millions, except per barrel data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):
Specialty Products and Solution segment gross profit (loss)	$31.8	$(14.9)	$(31.1)	$(48.9)
LCM/LIFO inventory (gain) loss	8.7	4.9	(10.1)	4.2
RINs incurrence (gain) expense	40.1	12.0	64.7	34.3
RINs mark to market (gain) loss	96.8	55.4	194.8	116.1
Depreciation and amortization	18.2	18.2	36.6	34.8
Specialty Products and Solutions segment Adjusted gross profit	$195.6	$75.6	$254.9	$140.5

Performance Brands segment gross profit	$16.9	$22.1	$38.0	$44.3
LCM/LIFO inventory (gain) loss	(1.5)	(0.5)	(1.3)	0.8
Depreciation and amortization	0.7	0.7	1.4	1.4
Performance Brands segment Adjusted gross profit	$16.1	$22.3	$38.1	$46.5

Montana/Renewables segment gross profit (loss)	$(30.4)	$(50.8)	$(76.0)	$(120.4)
LCM/LIFO inventory (gain) loss	(2.8)	(6.3)	(10.4)	(7.0)
RINs incurrence (gain) expense	7.8	3.3	14.7	11.4
RINs mark to market (gain) loss	18.8	23.7	36.7	49.8
Depreciation and amortization	26.1	28.1	48.0	56.0
Montana/Renewables segment Adjusted gross profit (loss)	$19.5	$(2.0)	$13.0	$(10.2)

Reported Specialty Products and Solutions segment gross profit (loss) per barrel	$5.25	$(2.72)	$(2.60)	$(4.51)
LCM/LIFO inventory (gain) loss per barrel	1.43	0.90	(0.85)	0.39
RINs incurrence (gain) expense per barrel	6.61	2.19	5.42	3.16
RINs mark to market (gain) loss per barrel	15.96	10.12	16.32	10.70
Depreciation and amortization per barrel	3.00	3.32	3.07	3.21
Specialty Products and Solutions segment Adjusted gross profit per barrel	$32.25	$13.81	$21.36	$12.95

Reported Performance Brands segment gross profit per barrel	$85.47	$138.99	$104.24	$141.53
LCM/LIFO inventory (gain) loss per barrel	(7.60)	(3.14)	(3.57)	2.56
Depreciation and amortization per barrel	3.55	4.40	3.84	4.47
Performance Brands segment Adjusted gross profit per barrel	$81.42	$140.25	$104.51	$148.56

Reported Montana/Renewables segment gross profit (loss) per barrel	$(17.67)	$(20.78)	$(21.66)	$(26.07)
LCM/LIFO inventory (gain) loss per barrel	(1.63)	(2.58)	(2.96)	(1.52)
RINs incurrence (gain) expense per barrel	4.54	1.35	4.18	2.47
RINs mark to market (gain) loss per barrel	10.94	9.69	10.44	10.78
Depreciation and amortization per barrel	15.18	11.50	13.65	12.13
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$11.36	$(0.82)	$3.65	$(2.21)

Specialty Products and Solutions Adjusted EBITDA	$161.7	$66.8	$206.0	$123.1
Specialty Products and Solutions sales	1,012.5	627.9	1,717.5	1,278.0
Specialty Products and Solutions Adjusted EBITDA margin	16.0%	10.6%	12.0%	9.6%